                                                                    EXHIBIT 99.1

--------------------------------------------------------------------------------
(NABORS INDUSTRIES LOGO)                                            NEWS RELEASE

--------------------------------------------------------------------------------


   NABORS 2Q04 EPS $0.30 VS. $0.19 IN 2Q03 ON IMPROVED NORTH AMERICAN BUSINESS

ST. MICHAEL, BARBADOS, JULY 26, 2004, NABORS INDUSTRIES LTD. (AMEX: NBR), today announced its results for the second quarter and six months ended June 30, 2004. Adjusted income derived from operating activities(1) was $46.7 million for the current quarter compared to $38.0 million in the second quarter of last year and $85.1 million in the first quarter of this year. Net income was $46.3 million ($0.30 per diluted share) for the current quarter compared to $29.0 million ($0.19 per diluted share) in the prior year quarter and $71.7 million ($0.46 per diluted share) in the first quarter of this year. Operating revenues and earnings from unconsolidated affiliates were $531.9 million in the current quarter compared to $433.9 million in the prior year quarter and $596.8 million in the first quarter of this year. For the six months ended June 30, 2004, adjusted income derived from operating activities was $131.7 million compared to $94.0 million in the first six months of 2003. Net income for the first six months of 2004 was $118.1 million ($0.76 per diluted share) compared to $77.1 million ($0.50 per diluted share) in the first six months of 2003. Revenues and earnings from unconsolidated affiliates for the first six months were $1,128.7 million compared to $889.7 million for the first six months of 2003.

Gene Isenberg, Nabors' Chairman and Chief Executive Officer commented on the results, "I am quite pleased with the substantial year-over-year improvements in our results. This came primarily from higher utilization and pricing in our U.S. Lower 48 Land Drilling, Canadian, U.S. offshore and U.S. Land well-servicing operations."

"Comparing to the sequential first quarter of 2004, we posted sizeable improvements in both our U.S. Lower 48 Land Drilling and well-servicing businesses while results were essentially flat in our U.S. offshore and international units. Internationally, we performed relatively well despite the multiple elements of unexpected costs incurred during the quarter as previously announced. Canada was seasonally down with the spring thaw, but was substantially improved over the same period of 2003 with higher rig utilization and pricing reflecting the continuing strength in that market. Alaska was down as we anticipated with the windup of the winter exploration activity and a generally weak market. Oil and gas and other operating income was down but in line with our revised expectations which included $2.1 million in dry hole expense."

--------
(1) Adjusted income derived from operating activities is computed by: subtracting direct costs, general and administrative expenses, depreciation and amortization, and depletion expense from Operating revenues and then adding Earnings from unconsolidated affiliates. Such amounts should not be used as a substitute to those amounts reported under accounting principles generally accepted in the United States of America (GAAP). However, management evaluates the performance of our business units and the consolidated company based on several criteria, including adjusted income derived from operating activities, because it believes that this financial measure is an accurate reflection of the ongoing profitability of our company. A reconciliation of this non-GAAP measure to income before income taxes, which is a GAAP measure, is provided within the table set forth immediately following the heading "Segment Reporting."

"Our outlook for the balance of the year continues to be quite positive as all of our businesses except Alaska anticipate improved results in the second half. We expect the largest improvement to come from our U.S. Lower 48 Land Drilling unit where higher rig activity and pricing combined with reduced expenses related to rig mobilizations and start-ups should generate increasingly higher results. Our international business should post the next most meaningful improvement with the unusual costs of the second quarter mostly behind us, and anticipated increases in rig activity and average per rig margins. Our U.S. offshore unit's results should also show significant improvement over the balance of the year with the contribution of two new MODS deepwater platform rigs which commenced late in the second quarter. Likewise, U.S. Land well servicing should benefit from continuing high activity levels and the contribution of recent pricing improvements. Canada is rapidly emerging from its second quarter seasonal trough with a much higher rig count and stronger rates, which should make the second half equal to or slightly better than first half.

"With each quarter we continue to see constructive trends in place that support our belief that the North American gas markets will require higher levels of drilling for an extended period to meet the supply challenges. While there is some degree of uncertainty as to the precise magnitude and timing of incremental rig pricing and utilization, we are very confident of our strategy over the long-term in both our North American and international markets. Our international business continues to demonstrate high potential with increasing activity both currently and prospectively, particularly in the Middle East and North African regions."

The Nabors companies own and operate almost 600 land drilling and approximately 950 land workover and well-servicing rigs worldwide. Offshore, Nabors operates 45 platform rigs, 19 jack-up units, and three barge rigs in the United States and multiple international markets. Nabors markets 31 marine transportation and support vessels, primarily in the U.S. Gulf of Mexico. In addition, Nabors manufactures top drives and drilling instrumentation systems and provides comprehensive oilfield hauling, engineering, civil construction, logistics and facilities maintenance, and project management services. Nabors participates in most of the significant oil, gas and geothermal markets in the world.

The information above includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks and uncertainties, as disclosed by Nabors from time to time in its filings with the Securities and Exchange Commission. As a result of these factors, Nabors' actual results may differ materially from those indicated or implied by such forward-looking statements.


--------------------------------------------------------------------------------

For further information, please contact Dennis A. Smith, Director of Corporate Development of Nabors Corporate Services, Inc. at (281) 775-8038. To request Investor Materials, call our corporate headquarters in St. Michael, Barbados at
(246) 421-9471 or via email at dan.mclachlin@nabors.com. Nabors will conduct a conference call to discuss the quarter's results and the near-term outlook, tomorrow July 27, 2004, at 11:00 a.m. Eastern Daylight Time. The call can be accessed on our website at www.nabors.com, or through First Call at www.firstcallevents.com.

                     NABORS INDUSTRIES LTD. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)



                                                                    THREE MONTHS ENDED                     SIX MONTHS ENDED
                                                         ----------------------------------------     ---------------------------
                                                                 JUNE 30,              MARCH 31,               JUNE 30,
                                                         -------------------------     ----------     ---------------------------

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)                   2004            2003           2004          2004              2003
                                                         ----------     ----------     ----------     ----------       ----------
Revenues and other income:
   Operating revenues                                    $  530,715     $  432,552     $  592,981     $1,123,696       $  882,389
   Earnings from unconsolidated affiliates                    1,153          1,359          3,822          4,975            7,262
   Interest and dividend income                               7,879          6,998          6,505         14,384           14,691
   Other income, net                                          6,907             23          4,419         11,326               47
                                                         ----------     ----------     ----------     ----------       ----------
      Total revenues and other income                       546,654        440,932        607,727      1,154,381          904,389
                                                         ----------     ----------     ----------     ----------       ----------

Costs and other deductions:
   Direct costs                                             368,941        298,791        390,040        758,981          603,351
   General and administrative expenses                       45,441         40,483         45,599         91,040           81,728
   Depreciation and amortization                             60,843         55,882         60,488        121,331          109,460
   Depletion                                                  9,977            770         15,610         25,587            1,118
   Interest expense                                          11,387         18,644         15,859         27,246           38,714
                                                         ----------     ----------     ----------     ----------       ----------
      Total costs and other deductions                      496,589        414,570        527,596      1,024,185          834,371
                                                         ----------     ----------     ----------     ----------       ----------

Income before income taxes                                   50,065         26,362         80,131        130,196           70,018
                                                         ----------     ----------     ----------     ----------       ----------

Income tax expense (benefit):
  Current                                                     6,391          3,226          4,205         10,596            7,286
  Deferred                                                   (2,674)        (5,883)         4,209          1,535          (14,344)
                                                         ----------     ----------     ----------     ----------       ----------
    Total income tax expense (benefit)                        3,717         (2,657)         8,414         12,131           (7,058)
                                                         ----------     ----------     ----------     ----------       ----------

Net income                                               $   46,348     $   29,019     $   71,717     $  118,065       $   77,076
                                                         ==========     ==========     ==========     ==========       ==========

Earnings per share (1):
   Basic                                                 $      .31     $      .20     $      .48     $      .80       $      .53
   Diluted                                               $      .30     $      .19     $      .46     $      .76       $      .50

Weighted-average number of
 common shares outstanding (1):
   Basic                                                    148,866        146,382        147,984        148,425          146,045
                                                         ----------     ----------     ----------     ----------       ----------
   Diluted                                                  155,234        153,359        163,110        163,417          160,487
                                                         ----------     ----------     ----------     ----------       ----------

Adjusted income derived from operating activities (2)    $   46,666     $   37,985     $   85,066     $  131,732       $   93,994
                                                         ==========     ==========     ==========     ==========       ==========


(1) See "Computation of Earnings Per Share" included herein as a separate schedule.

(2) Adjusted income derived from operating activities is computed by: subtracting direct costs, general and administrative expenses, depreciation and amortization, and depletion expense from Operating revenues and then adding Earnings from unconsolidated affiliates. Such amounts should not be used as a substitute to those amounts reported under accounting principles generally accepted in the United States of America (GAAP). However, management evaluates the performance of our business units and the consolidated company based on several criteria, including adjusted income derived from operating activities, because it believes that this financial measure is an accurate reflection of the ongoing profitability of our company. A reconciliation of this non-GAAP measure to income before income taxes, which is a GAAP measure, is provided within the table set forth immediately following the heading "Segment Reporting".

                    NABORS INDUSTRIES LTD. AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)



                                                       JUNE 30,         MARCH 31,      DECEMBER 31,
(IN THOUSANDS, EXCEPT RATIOS)                            2004             2004            2003
                                                      ----------       ----------      ------------
ASSETS
Current assets:
Cash and marketable securities                        $  787,615       $  906,860       $  919,673
Accounts receivable, net                                 411,034          470,763          410,487
Other current assets                                     180,054          206,530          185,487
                                                      ----------       ----------       ----------
     Total current assets                              1,378,703        1,584,153        1,515,647
Marketable securities                                    432,152          634,464          612,417
Property, plant and equipment, net                     3,117,872        3,021,539        2,990,792
Goodwill, net                                            311,343          314,031          315,627
Other long-term assets                                   210,598          184,369          168,209
                                                      ----------       ----------       ----------
     Total assets                                     $5,450,668       $5,738,556       $5,602,692
                                                      ==========       ==========       ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt                     $    4,147       $  300,988       $  299,385
Other current liabilities                                315,500          314,171          298,988
                                                      ----------       ----------       ----------
     Total current liabilities                           319,647          615,159          598,373
Long-term debt                                         1,989,568        1,997,456        1,985,553
Other long-term liabilities                              497,351          515,589          528,491
                                                      ----------       ----------       ----------
     Total liabilities                                 2,806,566        3,128,204        3,112,417
Shareholders' equity                                   2,644,102        2,610,352        2,490,275
                                                      ----------       ----------       ----------
     Total liabilities and shareholders' equity       $5,450,668       $5,738,556       $5,602,692
                                                      ==========       ==========       ==========

Total cash and marketable securities                  $1,219,767       $1,541,324       $1,532,090

Working capital                                       $1,059,056       $  968,994       $  917,274

Funded debt to capital ratio:
    - Gross                                             0.43 : 1         0.47 : 1         0.48 : 1
    - Net of cash and marketable securities             0.23 : 1         0.22 : 1         0.23 : 1
Interest coverage ratio:                                 9.5 : 1          8.0 : 1          6.8 : 1

                    NABORS INDUSTRIES LTD. AND SUBSIDIARIES
                               SEGMENT REPORTING
                                  (UNAUDITED)

The following tables set forth certain information with respect to our reportable segments and rig activity:


                                                            THREE MONTHS ENDED                             SIX MONTHS ENDED
                                            -------------------------------------------------        ------------------------------
                                                       JUNE 30,                    MARCH 31,                   JUNE 30,
                                            ------------------------------        -----------        ------------------------------

(IN THOUSANDS, EXCEPT RIG ACTIVITY)            2004                2003              2004                2004               2003
                                            -----------        -----------        -----------        -----------        -----------
Reportable segments:
Operating revenues and Earnings from
  unconsolidated affiliates:
    Contract Drilling: (1)
      U.S. Lower 48 Land Drilling           $   172,049        $   114,118        $   153,368        $   325,417        $   204,207
      U.S. Land Well-servicing                   88,162             81,504             79,479            167,641            158,164
      U.S. Offshore                              31,556             24,680             31,321             62,877             46,394
      Alaska                                     19,701             30,446             29,337             49,038             66,414
      Canada                                     61,905             49,836            138,766            200,671            150,624
      International                             107,185             96,599            102,987            210,172            183,790
                                            -----------        -----------        -----------        -----------        -----------
       Subtotal Contract Drilling (2)           480,558            397,183            535,258          1,015,816            809,593

    Oil and Gas (3)                              14,173              2,487             21,126             35,299              4,086
    Other Operating Segments (4) (5)             52,740             46,572             55,938            108,678            101,761
    Other reconciling items (6)                 (15,603)           (12,331)           (15,519)           (31,122)           (25,789)
                                            -----------        -----------        -----------        -----------        -----------
      Total                                 $   531,868        $   433,911        $   596,803        $ 1,128,671        $   889,651
                                            ===========        ===========        ===========        ===========        ===========

Adjusted income (loss) derived
 from operating activities: (7)
 Contract Drilling:
   U.S. Lower 48 Land Drilling              $    12,971        $     3,858        $     8,568        $    21,539        $       (79)
   U.S. Land Well-servicing                      14,394             13,307              9,733             24,127             22,952
   U.S. Offshore                                  4,796                530              4,817              9,613             (3,440)
   Alaska                                         3,756             10,361              7,210             10,966             25,688
   Canada                                         2,851             (1,631)            43,272             46,123             24,389
   International                                 18,753             19,994             18,591             37,344             36,730
                                            -----------        -----------        -----------        -----------        -----------
    Subtotal Contract Drilling                   57,521             46,419             92,191            149,712            106,240

 Oil and Gas                                        896              1,642              4,506              5,402              2,661
 Other Operating Segments                        (2,106)              (450)              (431)            (2,537)             5,187
 Other reconciling items (8)                     (9,645)            (9,626)           (11,200)           (20,845)           (20,094)
                                            -----------        -----------        -----------        -----------        -----------
   Total                                         46,666             37,985             85,066            131,732             93,994

Interest expense                                (11,387)           (18,644)           (15,859)           (27,246)           (38,714)
Interest and dividend income                      7,879              6,998              6,505             14,384             14,691
Other income, net                                 6,907                 23              4,419             11,326                 47
                                            -----------        -----------        -----------        -----------        -----------
Income before income taxes                  $    50,065        $    26,362        $    80,131        $   130,196        $    70,018
                                            ===========        ===========        ===========        ===========        ===========

Rig activity:
Rig years: (9)
   U.S. Lower 48 Land Drilling                    193.4              136.8              175.2              184.4              123.0
   U.S. Offshore                                   15.5               15.0               13.8               14.6               14.2
   Alaska                                           6.7                9.1                7.8                7.2                8.9
   Canada                                          25.8               23.4               63.2               44.5               41.0
   International (10)                              65.6               59.8               65.0               65.3               58.4
                                            -----------        -----------        -----------        -----------        -----------
      Total rig years                             307.0              244.1              325.0              316.0              245.5
                                            ===========        ===========        ===========        ===========        ===========
Rig hours: (11)
   U.S. Land Well-servicing                     287,350            281,810            275,148            562,498            555,323
   Canada Well-servicing                         67,873             46,458            117,596            185,469            139,160
                                            -----------        -----------        -----------        -----------        -----------
      Total rig hours                           355,223            328,268            392,744            747,967            694,483
                                            ===========        ===========        ===========        ===========        ===========

(1) These segments include our drilling, workover and well-servicing operations, on land and offshore.

(2) Includes Earnings from unconsolidated affiliates, accounted for by the equity method, of $1.0 million, $1.0 million and $1.2 million for the three months ended June 30, 2004 and 2003 and March 31, 2004, respectively, and $2.2 million and $1.9 million for the six months ended June 30, 2004 and 2003, respectively.

(3) Represents our oil and gas exploration, development and production operations.

(4) Includes our marine transportation and supply services, drilling technology and top drive manufacturing, directional drilling, rig instrumentation and software, and construction and logistics operations.

(5) Includes Earnings from unconsolidated affiliates, accounted for by the equity method, of $.1 million, $.4 million and $2.6 million for the three months ended June 30, 2004 and 2003 and March 31, 2004, respectively, and $2.8 million and $5.4 million for the six months ended June 30, 2004 and 2003, respectively.

(6)    Represents the elimination of inter-segment transactions.

(7) Adjusted income (loss) derived from operating activities is computed by: subtracting direct costs, general and administrative expenses, depreciation and amortization, and depletion expense from Operating revenues and then adding Earnings from unconsolidated affiliates. Such amounts should not be used as a substitute to those amounts reported under GAAP. However, management evaluates the performance of our business units and the consolidated company based on several criteria, including adjusted income (loss) derived from operating activities, because it believes that this financial measure is an accurate reflection of the ongoing profitability of our company. A reconciliation of this non-GAAP measure to income before income taxes, which is a GAAP measure, is provided within the table set forth immediately following the heading "Segment Reporting".

(8) Represents the elimination of inter-segment transactions and unallocated corporate expenses.

(9) Excludes well-servicing rigs, which are measured in rig hours. Rig years represents a measure of the number of equivalent rigs operating during a given period. For example, one rig operating 182.5 days during a 365-day period represents 0.5 rig years.

(10) International rig years include our equivalent percentage ownership of rigs owned by unconsolidated affiliates which totaled 4.0 years during each of the three month periods ended June 30, 2004 and 2003, and March 31, 2004 and 8.0 years for each of the six month periods ended June 30, 2004 and 2003.

(11) Rig hours represents the number of hours that our well-servicing rig fleet operated during the period.



                     NABORS INDUSTRIES LTD. AND SUBSIDIARIES

                        COMPUTATION OF EARNINGS PER SHARE
                                   (UNAUDITED)

A reconciliation of the numerators and denominators of the basic and diluted earnings per share computations is as follows:


                                                                          THREE MONTHS ENDED            SIX MONTHS ENDED
                                                                ----------------------------------     ---------------------
                                                                        JUNE 30,          MARCH 31,           JUNE 30,
                                                                ---------------------     --------     ---------------------

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)                          2004         2003         2004         2004         2003
                                                                --------     --------     --------     --------     --------
Net income (numerator):
   Net income - basic                                           $ 46,348     $ 29,019     $ 71,717     $118,065     $ 77,076
   Add interest expense on assumed conversion of our
      zero coupon convertible/exchangeable senior
      debentures/notes, net of tax:
        $825 million due 2020 (1)                                     --           --           --           --        3,639
        $1.381 billion due 2021 (2)                                   --           --        3,081        6,180           --
        $700 million due 2023 (3)                                     --           --           --           --           --
                                                                --------     --------     --------     --------     --------
   Adjusted net income - diluted                                $ 46,348     $ 29,019     $ 74,798     $124,245     $ 80,715
                                                                --------     --------     --------     --------     --------

   Earnings per share:
     Basic                                                      $    .31     $    .20     $    .48     $    .80     $    .53
     Diluted                                                    $    .30     $    .19     $    .46     $    .76     $    .50

Shares (denominator):
   Weighted average number of shares outstanding - basic (4)     148,866      146,382      147,984      148,425      146,045
   Net effect of dilutive stock options and warrants based
      on the treasury stock method                                 6,368        6,977        6,635        6,501        6,783
   Assumed conversion of our zero coupon
      convertible/exchangeable senior debentures/notes:
        $825 million due 2020 (1)                                     --           --           --           --        7,659
        $1.381 billion due 2021 (2)                                   --           --        8,491        8,491           --
        $700 million due 2023 (3)                                     --           --           --           --           --
                                                                --------     --------     --------     --------     --------
   Weighted average number of shares outstanding - diluted       155,234      153,359      163,110      163,417      160,487
                                                                --------     --------     --------     --------     --------


(1) Diluted earnings per share for the six months ended June 30, 2003 reflects the assumed conversion of our $825 million zero coupon convertible senior debentures, as the conversion in the period would have been dilutive. For the three months ended June 30, 2003, the weighted-average number of shares oustanding-diluted excludes 7.2 million potentially dilutive shares issuable upon the conversion of our $825 million zero coupon convertible senior debentures because the inclusion of such shares would have been anti-dilutive, given the level of net income for that quarter. We redeemed for cash the remaining outstanding principal amount of our $825 million zero coupon convertible senior debentures on June 20, 2003 and therefore these debentures did not impact the calculation of diluted earnings per share for the three and six months ended June 30, 2004 or the three months ended March 31, 2004.

(2) Diluted earnings per share for the six months ended June 30, 2004 and the three months ended March 31, 2004 reflects the assumed conversion of our $1.381 billion zero coupon convertible senior debentures, as the conversion in those periods would have been dilutive. For the three months ended June 30, 2004 and 2003 and the six months ended June 30, 2003, the weighted-average number of shares outstanding-diluted excluded
       8.5 million potentially dilutive shares issuable upon the conversion of our $1.381 billion zero coupon convertible senior debentures because the inclusion of such shares would have been anti-dilutive, given the level of net income for that period. Net income for the three months ended
       June 30, 2004 and 2003 and the six months ended June 30, 2003 excluded the related add-back of interest expense, net of tax, of $3.1 million, $3.0 million and $6.0 million, respectively, for these debentures. These shares would have been dilutive and therefore included in the calculation of the weighted-average number of shares outstanding-diluted had diluted earnings per share been at or above $.37, $.36 and $.71 for the three months ended June 30, 2004 and 2003 and six months ended June 30, 2003, respectively.

(3) Diluted earnings per share for the three months ended June 30, 2004 and 2003 and March 31, 2004 and the six months ended June 30, 2004 and 2003 excludes approximately 10.0 million potentially dilutive shares initially issuable upon the exchange of our $700 million zero coupon exchangeable senior notes due 2023. Such shares are contingently exchangeable under certain circumstances and would only be included in the calculation of the weighted-average number of shares outstanding-diluted if any of those criteria were met. Such criteria were not met during the three months ended June 30, 2004 and 2003 and March 31, 2004 and the six months ended June 30, 2004 and 2003. Based on the initial exchange price per share, these notes would be exchangeable for our common shares if the closing sale price per share of Nabors' common shares for at least 20 trading days during the period of 30 consecutive trading days ending on the last trading day of the previous calendar quarter is greater than or equal to $84.12 for all calendar quarters ending on or before June 30, 2008, and $77.11 for all calendar quarters thereafter.

(4) Includes the following weighted-average number of common shares of Nabors and weighted-average number of exchangeable shares of Nabors Exchangeco, respectively: 148.6 million and .3 million shares for the three months ended June 30, 2004; 145.9 million and .5 million shares for the three months ended June 30, 2003; 147.6 million and .4 million shares for the three months ended March 31, 2004; 148.1 million and .3 million shares for the six months ended June 30, 2004; and 145.5 million and .5 million shares for the six months ended June 30, 2003. The exchangeable shares of Nabors Exchangeco are exchangeable for Nabors common shares on a one-for-one basis, and have essentially identical rights as Nabors Industries Ltd. common shares, including but not limited to voting rights and the right to receive dividends, if any.